EXHIBIT 10.12

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (the “Amendment”) is made by and among Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”), XOG Services, LLC (the “Employer” and together with the Company, “Extraction”) and Eric J. Christ (“Employee”), effective as of February 17, 2017 (the “Effective Date”). Company, Employer and Employee previously entered into that certain Employment Agreement (the “Original Agreement”) dated effective November 7, 2016. All capitalized terms used in this Amendment but not defined herein shall have the meanings given to such terms in the Original Agreement.
In consideration of the respective agreements and covenants set forth in this Amendment, the receipt of which is hereby acknowledged, the parties intending to be legally bound agree as follows:
AGREEMENTS
1.Section 4.2 of the Original Agreement is deleted in its entirety and replaced with the following:
4.2     Bonuses. Employee shall be eligible to receive an annual, calendar-year bonus (payable in a single lump sum) based on criteria determined in the discretion of the Board or a committee thereof after consultation with the Chief Executive Officer (or his delegate) of the Company (the “Annual Bonus”), it being understood that (%3) the target Annual Bonus shall equal a minimum of 60% of Employee’s Base Salary and (b) the actual amount of each Annual Bonus shall be determined in the discretion of the Board or a committee thereof after consultation with the Chief Executive Officer (or his delegate) of the Company. The Employer shall use commercially reasonable efforts to pay each Annual Bonus with respect to a calendar year on or before March 15 of the following calendar year (and in no event shall an Annual Bonus be paid after December 31 of the following calendar year); provided, however, that Employee will be entitled to receive payment of such Annual Bonus only if Employee is employed by the Employer on such date of payment. If Employee has not been employed by the Employer since January 1 of the year that includes the Effective Date, then the Annual Bonus for such year shall be prorated based on the ratio of the number of days during such calendar year that Employee was employed by the Employer to the number of days in such calendar year.
2.    Section 4.3 of the Original Agreement is deleted in its entirety and replaced with the following:
4.3    Equity Award. Employee shall be eligible to receive an annual equity award grant under the Company’s then existing incentive equity incentive plan based on vesting criteria determined in the discretion of the Board or a committee thereof after consultation with the Chief Executive Officer (or his delegate), with an expected target grant date fair value equal to a minimum of 60% of Employee’s Base Salary. The Employee’s entitlement to any equity award remains subject to approval by the Board or a committee thereof after consultation with the Chief Executive Officer (or his delegate).

2.    Miscellaneous.
(a)    Effect of Amendment. Except as expressly amended or modified herein, all other terms, covenants, and conditions of the Original Agreement shall be unaffected by this Amendment and shall remain in full force and effect. In the event of conflict between the provisions of this Amendment and the provisions of the Original Agreement, this Amendment shall control.
(b)    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and each of which alone, and all of which together, shall constitute one and the same instrument.
(c)    Employee Acknowledgment. The Employee acknowledges that he has read and understands this Amendment, is fully aware of its legal effect, has not acted in reliance upon any representatives or promises made by the Company other than those contained in writing herein, and has entered into this Amendment freely based on his own judgment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EXTRACTION OIL & GAS, INC.

By: /s/ Mark A. Erickson
Name: Mark A. Erickson
Title: Chief Executive Officer

XOG SERVICES, LLC

By: /s/ Mark A. Erickson
Name: Mark A. Erickson
Title: Chief Executive Officer

ERIC J. CHRIST

/s/ Eric J. Christ

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